Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE MIDDLE DISTRICT OF ALABAMA

NORTHERN DIVISION

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In re	:	Chapter 11
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THE COLONIAL BANCGROUP, INC.,	:	Case No. 09-32303 (DHW)
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Debtor.	:
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NOTICE OF FILING OF SECOND AMENDMENT

TO SCHEDULE B - PERSONAL PROPERTY

The Colonial BancGroup, Inc., as debtor and debtor in possession herein, hereby gives notice of its filing of the attached Second Amendment to Schedule B - Personal Property: Amendment to Attachment to Schedule B - Item 21, which replaces the First Amendment to Schedule B - Personal Property: Amendment to Attachment to Schedule B - Item 21 [Doc. No. 655] in its entirety and is substituted in lieu thereof.

Dated:	August 26, 2010 Montgomery, Alabama

C. Edward Dobbs
E-mail: ced@phrd.com

Rufus T. Dorsey, IV
E-mail: rtd@phrd.com

PARKER, HUDSON, RAINER & DOBBS LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303
Telephone No.: (404) 523-5300
Facsimile: (404) 522-8409

By:	/s/ Rufus T. Dorsey, IV
Rufus T. Dorsey, IV

Attorneys for Debtor and Debtor in Possession

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SECOND AMENDMENT TO SCHEDULE B - PERSONAL

PROPERTY: AMENDMENT TO ATTACHMENT TO SCHEDULE B - ITEM 21

The Debtor estimates, based on the information available to the Debtor as of August 26, 2010, that the value of the property responsive to this category is well in excess of $882,805.00, but the Debtor is unable to provide at this time a definitive statement of value. The Debtor cautions all interested parties not to place undue reliance upon the information contained in this Second Amendment, which was not prepared with a view to providing the basis of an investment decision relating to any of the debt or equity securities of the Debtor and is subject to further refinement and review. Subject to the foregoing, the following paragraphs contain information relevant to property falling within this category.

1. A dispute exists between the Debtor and the FDIC-Receiver regarding entitlement to any tax refunds that may be received from any federal, state or local taxing authority. The Debtor asserts that in the ordinary course of its business, the Debtor and its direct and indirect subsidiaries conducted themselves in accordance with an intercorporate tax sharing arrangement, a copy of which is annexed hereto (the “Tax Sharing Agreement”). The Debtor further asserts that, based on the Tax Sharing Agreement and/or other applicable law, the Debtor is entitled to all or a substantial part of any tax refunds received. It should be emphasized that, in opposition to the Debtor’s position, the FDIC-Receiver asserts entitlement to all or substantially all of any refund of any taxes paid on the asserted grounds that the Tax Sharing Agreement is unenforceable and that the refunds sought are based upon taxes paid by Colonial Bank or losses sustained by Colonial Bank in the years at issue. Absent a final adjudication of ownership or settlement of this dispute with the FDIC-Receiver, it is not possible to state with certainty at this time the amount of the Debtor’s entitlement to any tax refund received from any federal, state or local taxing authorities. The issue of ownership of tax refunds is presently pending before the United States District Court for the Middle District of Alabama, Honorable Myron H. Thompson presiding. If any tax refund is received by the Debtor or the FDIC-Receiver, that refund is required to be deposited into a separate, segregated account in the Debtor’s name pursuant to the Stipulation and Order Regarding Establishment of Segregated Account for Tax-Related Payments [Doc. No. 621] (the “Tax Deposit Account”) pending resolution of the issue of ownership.

2. The Debtor filed state and federal income tax returns for its 2008 tax year. The Debtor received in June of 2009 a tax refund from the United States Treasury Department in the amount of approximately $166,000,000, and, on information and belief, transferred that approximate amount to Colonial Bank in connection with the Debtor’s receipt of such tax refund. The Debtor believes that it is entitled to an additional tax refund from the State of Tennessee in the amount of approximately $73,552, but is indebted to the States of Idaho and Texas for income taxes in the approximate amounts of $450 and $120,850, respectively. As noted above, it is anticipated that the FDIC-Receiver will challenge the Debtor’s entitlement to all refunds of state income taxes referred to herein.

3. The Debtor believes that it may be entitled to additional federal income tax refunds as a result of losses for tax purposes during tax years 2008 and 2009. The Debtor has retained the services of PricewaterhouseCoopers LLP to assist the Debtor in analyzing how to maximize the value of the Debtor’s tax attributes. The Debtor has also conferred with the Official Committee of Unsecured Creditors and its professionals on this issue. At this time, the Debtor is unable to state with any degree of certainty the precise manner in which the Debtor will seek a refund of taxes from the Internal Revenue Service or the amount or timing of any refund. However, the Debtor will file its 2009 federal income tax return and make its 5-year carryback election no later than September 15, 2010. As noted above, all or substantially all of any tax refunds received by the Debtor are claimed by the FDIC-Receiver. Subject to the foregoing, the Debtor states as follows:

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(a) With regard to the 2008 federal income tax return, as currently filed, the Debtor believes it is entitled to receive the approximate amount of $573,172 (as referenced below) and may be entitled to an additional refund of up to $4,600,000.

(b) With regard to its contemplated 2009 consolidated federal income tax return, which is due September 15, 2010, the Debtor currently believes that it is entitled to a so-called “worthless stock deduction” based upon events surrounding the commencement of the receivership of its wholly-owned subsidiary, Colonial Bank, on August 14, 2009. The Debtor believes that the anticipated, consolidated federal income tax filing for 2009 would support a request for tax refunds from the Internal Revenue Service in an amount up to $247,000,000.

(c) By order of the United States Bankruptcy Court for the Middle District of Alabama (the “Bankruptcy Court”) entered on August 17, 2010 [Doc. No. 843], the Debtor expects to receive (and will deposit into the Tax Deposit Account) approximately $573,172 from the Internal Revenue Service resulting from the Debtor’s overpayment of federal income taxes for the 2008 tax year. Nothing in the Bankruptcy Court’s order or in the relief provided therein constitutes a finding for any purpose of the relative ownership of, or other rights with respect to, any tax refunds, tax-related assets or other tax attributes as between the Debtor and either Colonial Bank or the FDIC-Receiver.

4. The Debtor has requested refunds for unearned premiums under various policies of insurance, the aggregate amount of which has not been determined with precision. The amount of premium refunds received to date totals approximately $1,277,320. The Debtor also asserts entitlement to all or a substantial portion of certain policy claims made under certain fidelity insurance policies with a coverage limit of approximately $25,000,000. The Debtor’s interest in this and other proceeds of insurance policies is the subject of litigation presently pending before the United States District Court for the Middle District of Alabama, Honorable Myron H. Thompson presiding

5. The Debtor has requested refunds from debt rating agencies for annual rating assessments, the amount of or entitlement to which is not capable of precise estimate at this time.

6. The Debtor has potential refunds for prepaid annual copyright licenses, unused and potentially refundable service fees, and unused and potentially refundable allotments of software maintenance support, the amount of or entitlement to which is not capable of precise estimate at this time.

7. The Debtor may hold various claims for the benefit of the Debtor’s estate against entities that include, but are not limited to, the following: (a) individuals identified in the pending derivative lawsuits referenced in the Debtor’s Statement of Financial Affairs; (b) professionals, consultants and investment bankers engaged by the Debtor prior to the petition date; (c) the Federal Deposit Insurance Corporation, as receiver for Colonial Bank; and (d) any of the Debtor’s former or existing affiliates or insiders. The Debtor may also hold various claims that can be offset against or asserted as a defense to the proof of claim of TITAN Technology Partners, Limited. The foregoing list is only a preliminary list of persons against whom the Debtor may have claims of various types. This list is neither exhaustive nor exclusive and is subject to additions, deletions or changes as the Debtor investigates the relevant facts and issues. Neither the inclusion of any claim on this list nor the omission of any claim from this list is intended or shall be deemed to constitute a stipulation or admission by the Debtor that any claim does or does not exist. This list is as of the petition date and does not include post-petition claims, avoidance actions or causes of action arising under the Bankruptcy Code.

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Tax Sharing Agreement

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Colonial Bancgroup

Intercorporate Tax Allocation Policy

The following intercorporate tax allocation policy has been elected by the Colonial Bancgroup and its subsidiaries under IRS regulation 1.552 & 1.1502, Bank Holding Company Rules and Regulations, OTS Holding Company Regulatory Handbook (Section 500), and FDIC 1978 Statement of Policy as a method of allocating the consolidated federal tax liability to each respective subsidiary in the consolidated group.

The tax liability/refund of each member of the consolidated group is computed on separate return basis and is then remitted to/from the parent for payment of the consolidated tax liability. The excess of the tax liability computed on separate return basis over the consolidated tax liability is then allocated as a benefit to the other members of the group having no positive taxable income based on their respective share of tax losses and tax credits as calculated on separate return basis. Alternative minimum tax is determined on a consolidated basis, and any AMT in excess of the consolidated tax liability is allocated to the members of the group based on their respective share of the tax liability. The surtax exemption will be allocated to the bank.

A member of the consolidated group may incur a tax loss that it cannot carry back on a separate entity basis, but could be utilized as a carry forward for the group member. If this tax loss is used currently to reduce the consolidated tax liability, the group member will receive payment from the parent for its use of the tax loss. Also, if a member’s prior year tax loss is used as a carry forward to offset the current year consolidated tax liability, the group member will receive payment from the parent for its use of the carry forward tax loss.

The tax liability/refund of each member of the consolidated group will be estimated on a quarterly basis and funds remitted to/from the parent, also on a quarterly basis, within 30 days of the time that the estimated tax payments/refunds are due to/from the federal and state taxing authority; April 15, June 15, September 15, and December 15. Each year after such time as the consolidated tax return is prepared, each group members’ tax over/under estimated payments will be “trued-up” to the actual tax liability. Also, any surtax exemption will be allocated to the subsidiary bank.

Also, in accordance with Bank Holding Company Rules and Regulations and OTS Holding Companies Regulatory Handbook, deferred taxes; that result from a difference in taxable income for financial reporting purposes and taxable income as reported to the taxing authority, will be maintained on each separate subsidiaries books, and that no deferred tax assets will be inappropriately transferred from subsidiaries to the parent company.

If a member of the group departs from the consolidated entity through acquisition or otherwise, the group member will receive the full unpaid benefits of any its tax losses that were used or will remain with the consolidated entity.

Note: The end result of the above allocation is that each member of the group having a positive tax liability is allocated their respective tax liability on a separate return basis, as though each subsidiary were dealing directly with State or Federal taxing authorities. The members of the group having losses on unused credits on a separate return basis receive a tax benefit for the use of such losses and credits by the other members of the group.

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DECLARATION CONCERNING DEBTOR’S SECOND AMENDMENT

TO SCHEDULE B - PERSONAL PROPERTY

I, the Chief Restructuring Officer of the corporation named as debtor in this case, declare under penalty of perjury that I have read the Second Amendment to Schedule B - Personal Property, consisting of 4 pages, and that it is true and correct to the best of my knowledge, information and belief.

Date: 8/25/2010	Signature:
Kevin O’Halloran
Chief Restructuring Officer

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